As filed with the Securities and Exchange Commission on January 18, 2002
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                                  BUNGE LIMITED
             (Exact name of registrant as specified in its charter)

           Bermuda                                         Inapplicable
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                                 50 Main Street
                             White Plains, NY 10606
          (Address of principal executive offices, including zip code)
                          -----------------------------
                      BUNGE LIMITED NON-EMPLOYEE DIRECTORS
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                               Susanna K. Ter-Jung
                            Assistant General Counsel
                                  Bunge Limited
                                 50 Main Street
                             White Plains, NY 10606
                                 (914) 684-2800
 (Name, address and telephone number, including area code, of agent for service)

                                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum      Proposed Maximum      Amount of
       Title of Securities                Amount to be      Offering Price          Aggregate         Registration
        to be Registered                 Registered(1)      Per Share (2)       Offering Price (2)        Fee
-------------------------------------------------------------------------------------------------------------------
Common Shares, par value $0.01             415,775               $22.05                $9,167,838.75      $2,191.12
per share
-------------------------------------------------------------------------------------------------------------------

(1) This registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of Bunge Limited (the "Registrant") common shares, par value $0.01 (the "Common Shares") which become issuable under the Registrant's Non-Employee Directors Equity Incentive Plan (the "Plan") being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) In accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act "), the Registration Fee, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are based on the average of the high and low prices of the Common Stock reported on the New York Stock Exchange ("NYSE") on January 14, 2002.

                                     Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.*

Item 2.     Registrant Information and Employee Plan Annual Information.*




-------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents that the Registrant has filed with or furnished to the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and made a part hereof:

       (a) The Registrant's Prospectus filed on July 13, 2001 pursuant to Rule 424(6) under the Securities Act as part of the Registrant's Registration Statement on Form F-1, with amendments filed on July 20, 2001 and July 31, 2001 (Registration No. 333-65026); and

       (b) (i) The Registrant's Report of Foreign Issuer on Form 6-K, dated August 10, 2001.

            (ii) The Registrant's Report of Foreign Issuer on Form 6-K, dated October 9, 2001.

            (iii) The Registrant's Report of Foreign Issuer on Form 6-K, dated October 22, 2001.

            (iv) The Registrant's Report of Foreign Issuer on Form 6-K, dated November 13, 2001.

            (v) The Registrant's Report of Foreign Issuer on Form 6-K, dated November 21, 2001.


            (vi) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A filed by the Registrant with the Commission under the Exchange Act of 1934, as amended (the "Exchange Act"), on July 30, 2001 (the "Form 8-A"), including any amendment or report filed for the purpose of updating such description.


            (vii) The description of the Registrant's Common Shares set forth under the caption "Description of Share Capital" in the Registrant's Registration Statement on Form F-1 (Registration No. 333-65026), as originally filed under the Securities Act on July 13, 2001 with amendments filed on July 20, 2001 and July 31, 2001.

            All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interests of Named Experts and Counsel.

            None.

Item 6.     Indemnification of Directors and Officers.

            Sections 29 and 30 of the bye-laws of the Registrant provide, in part, that the Registrant shall indemnify its directors, secretaries and officers from and against all actions, costs, charges, losses, damages and expenses which they may incur in the performance of their duties as director, secretary or officer, provided that such indemnification does not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons. Section 98 of the Companies Act 1981, as amended, of Bermuda permits a company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when he is relieved from liability by the court under Section 281 of the Companies Act 1981.

            The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors, secretaries or officers against loss arising from claims made by reason of breach of duty or other wrongful act, and
(b) to the Registrant with respect to payments which may be made by the Registrant to such directors, secretaries and officers pursuant to the above indemnification provision on otherwise as a matter of law.

            The proposed form of Underwriting Agreement filed as Exhibit 1.1 to the Registrant's Registration Statement on Form F-1 (Registration No. 333-65026), as originally filed under the Securities Act on July 13, 2001, provides for indemnification of the Registrant's directors and officers by the underwriters against certain liabilities.


Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            See Exhibit Index.

Item 9.     Undertakings.

            (a) The undersigned Registrant hereby undertakes;

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

            provided, however, that the undertakings set forth in paragraphs
            (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
            Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York on January 18, 2002.



                                  BUNGE LIMITED



                                  By: /s/Alberto Weisser
                                      ----------------------------
                                      Name:   Alberto Weisser
                                      Title:  Chief Executive Officer and
                                              Chairman of the Board of Directors

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby authorizes Alberto Weisser, William M. Wells and Theodore
P. Fox, III, as attorney-in-fact and agent jointly and severally, each with full powers of substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, and to file the Registration Statement on Form S-8 (or such other Form as may be appropriate) in connection with the registration of Common Shares of the Registrant and any and all amendments (including post-effective amendments) to the Registration Statement with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.


            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 17th of January, 2002 by the following persons in the capacities indicated.

Name and Signature                            Capacity
------------------                            --------

/s/ Alberto Weisser                           Chief Executive Officer and
-----------------------------------           Chairman of the Board of Directors
Alberto Weisser



/s/ William M. Wells                          Chief Financial Officer
-----------------------------------           Authorized Representative in the
William M. Wells                              United States



/s/ Theodore P. Fox, III                      Controller and Principal
-----------------------------------           Accounting Officer
Theodore P. Fox, III



/s/ Jorge Born, Jr.                           Director
-----------------------------------
Jorge Born, Jr.


/s/ Ernest Bachrach                           Director
-----------------------------------
Ernest Bachrach


/s/ Enrique Boilini                           Director
-----------------------------------
Enrique Boilini

/s/ Michael Bulkin                            Director
-----------------------------------
Michael Bulkin


                                              Director
-----------------------------------
Octavio Caraballo


/s/ Francis Coppinger                         Director
-----------------------------------
Francis Coppinger


/s/ Bernard de La Tour d'Auvergne             Director
-----------------------------------
Bernard de La Tour d'Auvergne


                                              Director
-----------------------------------
William Engels


/s/Carlos Braun Saint                         Director
-----------------------------------
Carlos Braun Saint


/s/Ludwig Schmitt-Rhaden                      Director
-----------------------------------
Ludwig Schmitt-Rhaden

                                  EXHIBIT INDEX


Exhibit Number      Description                                             Page
--------------      -----------                                             ----

4.1 Memorandum of Association of the Registrant (previously filed as an exhibit to the Registration Statement on Form F-1 (Registration No. 333-65026) filed by the Registrant with the Commission under the Securities Act, on July 13, 2001 and incorporated herein by reference).


4.2 Registrant's bye-laws (previously filed as an exhibit to the Registration Statement on Form F-1 (Registration No. 333-65026) filed by the Registrant with the Commission under the Securities Act, on July 13, 2001 and incorporated herein by reference.)


*4.3                Bunge Limited Non-Employee Directors Equity Incentive
                    Plan.


*5.1 Opinion of Conyers Dill & Pearman as to the legality of the original issuance shares being registered.


*23.1 Consent of Deloitte Touche Tohmatsu, independent auditors of the Registrant.


*23.2 Consent of Deloitte & Touche, independent auditors of the Registrant.


*23.3               Consent of Conyers Dill & Pearman (included in exhibit
                    5.1).


*24                 Powers of Attorney (included on signature pages).

--------------------------
*        Filed herewith

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